CERTIFICATE OF DESIGNATION OF PREFERENCES
                                       of
                            SERIES A PREFERRED STOCK
                                       of
                                   EDNET, INC.


         Pursuant to the provisions of the Colorado Corporations Code and its Articles of Incorporation, as amended September 29, 1995, the undersigned corporation adopts the following Certificate of Designation of Preferences. The following resolution, authorizing the designation of Series A Preferred Stock, was duly adopted by the board of directors of the corporation as of February 3, 1997:

                  NOW, THEREFORE, BE IT RESOLVED, that the board of directors deems it advisable to adopt the following Certificate of Designation of Series A Preferred Stock of EDNET, INC. (the "Company"):

         A. One Thousand Seven Hundred Fifty (1,750) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred").

         B. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred are as follows:

                  1.       Dividend Rights.

                           (a) Holders of Series A Preferred,  in  preference to
the holders of any other stock of the Company ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, a cumulative dividend equal to 6% of Original Issuance Value, compounded annually on the anniversary of the Original Issue Date, payable in Common Stock of the Company valued at the Market Price of the Common Stock. For purposes of computing the dividend amount, "Original Issuance Value" shall mean one thousand dollars ($1,000). "Market Price" shall mean the average closing bid price for the Company's Common Stock for the five (5) trading days immediately preceding the date of conversion of the Series A Preferred into the Company's Common Stock. Notwithstanding any other provision of this Certificate, in no event shall dividends be computed or the holder be able to convert shares of Series A Preferred into the Company's Common Stock at a value of less than one dollar ($1.00) per share of Company's Common Stock. In the event that seventy percent (70%) of the Market Price or the Closing Price (as hereinafter defined) is below one dollar ($1.00), then in such event the holder shall still be permitted to convert its

                                       1.

Series A Preferred or receive dividends, but the Company's Common Stock (after application of the discounting factor) shall be valued at one dollar ($1.00) per share (the "Market Price Floor"). Dividends shall be payable only upon conversion of the Series A Preferred into Common Stock of the Company. Such dividends shall accrue and be deemed to accrue annually whether or not earned or declared, and shall be cumulative from the Original Issue Date of the Series A Preferred (as defined in Section 3(c) below). Any accumulation of dividends on the Series A Preferred shall not bear interest.

                           (b)  The   provisions  of  Section  1(a)  shall  not,
however, apply to (i.) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (ii.) any repurchase of any outstanding securities of the Company that is unanimously approved by the Company's Board of Directors.

                  2.       Liquidation Rights.

                           (a) Upon any liquidation,  dissolution, or winding up
of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series A Preferred equal to the sum of (i) Original Issue Price and (ii) all accrued but unpaid dividends, whether or not declared, on such shares of Preferred Stock for each share of Series A Preferred held by them. The Original Issue Price shall be one thousand dollars and no cents ($1,000.00) per share of Series A Preferred.

                           (b)  After  the  payment  of  the  full   liquidation
preference of the Series A Preferred as set forth in Section 2(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

                  3.       Conversion Rights.

                           The holders of the Series A Preferred  shall have the
following rights with respect to the conversion of the Series A Preferred into shares of Common Stock:

                           (a) Optional Conversion. Subject to and in compliance
with the provisions of this Section 3, shares of eligible Series A Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of the Company's Common Stock issuable upon conversion of the Series A Preferred eligible for conversion shall equal the amount of subscription proceeds paid, plus the amount of the accrued dividends through the Conversion Date related to the Series A Preferred eligible for conversion as of the Conversion Date, divided by the lesser of (i) seventy percent (70%) of the Market Price of the Company's Common Stock or (ii) seventy percent (70%) of the Market Price of the Company's Common Stock, treating the Original Issue Date as the date of conversion of the Series A Preferred Stock into the Company's Common Stock (the "Closing Price"), subject in either case to the Market Price Floor. Of the Series A Preferred issued on any specific Original Issue Date, one-third is convertible 90 days after the

                                       2.

Original Issue Date, up to an additional one-third (two-thirds cumulatively) of the original number of Series A Preferred is convertible 120 days after the Original Issue Date and up to an additional one-third (the entire amount cumulatively) is convertible 150 days after the Original Issue Date.

                           (b) Mechanics of Conversion.  Each holder of Series A
Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 3 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in Common Stock, any accrued but unpaid dividends, whether or not declared on the shares of Series A Preferred being converted. The date on which notice of conversion is effective (the "Conversion Date") shall be deemed to be the date on which the holder has delivered to the Company certificates representing the shares of Series A Preferred to be converted, a facsimile or original of the signed Notice of Conversion, a facsimile or original of the signed Purchaser Representation Letter and an executed form of proper assignment, if such assignment is being made. The person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                           (c) Adjustment for Stock Splits and Combinations.  If
the Company shall at any time or from time to time after the date that a share of Series A Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Market Price Floor in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Market Price Floor in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 3(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           (d)  Adjustment   for  Common  Stock   Dividends  and
Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Market Price Floor that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Market Price Floor then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully

                                       3.

made on the date fixed therefor, the Market Price Floor shall be recomputed accordingly as of the close of business on such record date and thereafter the Market Price Floor shall be adjusted pursuant to this Section 3(d) to reflect the actual payment of such dividend or distribution.

                           (e)  Adjustment  for  Reclassification,  Exchange and
Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section
3), in any such event each holder of Series A Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                           (f) Reorganizations, Mergers, Consolidations or Sales
of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of Series A Preferred after the capital reorganization to the end that the provisions of this Section 3 (including adjustment of the Market Price Floor then in effect) shall be applicable after that event and be as nearly equivalent as practicable.

                           (g) Accountants'  Certificate of Adjustment.  In each
case of an adjustment or readjustment of the Market Price Floor, if the Series A Preferred is then convertible pursuant to this Section 3, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

                           (h)  Notices of Record  Date.  Upon (i) any taking by
the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital

                                       4.

reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                           (i)      Automatic Conversion.

                                    (i) Each share of Series A  Preferred  shall
automatically be converted into shares of Common Stock on the third anniversary of the Original Issue Date, pursuant to the conversion terms in Section 3, treating the third anniversary of the Original Issue Date as the Conversion Date.

                                    (ii)  Upon  the   occurrence  of  the  event
specified in paragraph (i) above, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred, the holders of Series A Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred surrendered were convertible on the date on which such automatic conversion occurred, and the Company shall promptly pay in Common Stock (valued at the Market Price of the Common Stock), all accrued but unpaid dividends, whether or not declared, on the shares of Series A Preferred being converted, to and including the date of such conversion.

                           (j) Fractional Shares. No fractional shares of Common
Stock shall be issued upon conversion of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would

                                       5.

result in the issuance of any fractional share. If the conversion would result in the issuance of any fractional share, the number of shares issuable shall be rounded to the nearest whole share.

                           (k)  Reservation of Stock  Issuable Upon  Conversion.
The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (l) Notices. Any notice required by the provisions of
this Section 3 shall be in writing and shall be deemed effectively given on the earliest of: (i) the date of personal delivery, or (ii) the date of delivery by facsimile, or (iii) the business day after deposit in the United States with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries or five (5) business days after such deposit for international deliveries, or (iv) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid. All notices for delivery internationally will be sent by facsimile, or by nationally recognized courier or overnight service, including Express Mail. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

                           (m) Payment of Taxes.  The Company will pay all taxes
(other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

                           (n) No Dilution or Impairment.  The Company shall not
amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against dilution or other impairment.

                  RESOLVED FURTHER, that the officers of the corporation be, and each of them hereby is, authorized and directed, for and on behalf of the corporation to execute and file the Certificate of Designation of Preferences with the Colorado Secretary of State; and

                                       6.

                  RESOLVED FURTHER, that the officers of the corporation be, and each of them hereby is, authorized and directed, for and on behalf of the corporation to take such further actions and execute such documents as may be necessary or appropriate to carry out the foregoing resolutions.

         The foregoing resolutions have not been modified, altered or amended and are presently in full force and effect.

         IN WITNESS WHEREOF, EDNET, INC. has caused this Certificate of Designation of Preferences of Series A Preferred Stock to be signed by its President and attested to by its Secretary the 3rd day of February, 1997.


                                      EDNET, INC.



                                      By: /s/ David Gustafson
                                      ---------------------------------------
                                          David Gustafson, President


                                      By: /s/ David Gustafson
                                      ---------------------------------------
                                          David Gustafson, Secretary